SUB-ITEM 77C







Results of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of ClearBridge Energy MLP
Opportunity Fund Inc. was held on April 7, 2017, for the purpose of considering and voting upon the election of Directors.

The following table provides information concerning the matter voted upon at the meeting:


Election of directors



Nominees
Common
Shares
Common
Shares


and
Preferred
and
Preferred


Shares
(together,
Shares
(together,
Preferr
ed
Preferred

as a single
class)
as a single
class)
Shares
Shares

Votes For
Votes
Withheld
Votes
For
Votes
Withheld
Robert D.
Agdern
28,115,908
474,862
0
0
Eileen A.
Kamerick
0
0
180
17
Riordan Roett
28,068,503
522,267
0
0